Exhibit 99.1

News Release

RSP Permian Announces $2.4 Billion Acquisition of Silver Hill Energy Partners and Provides Updates

Dallas, Texas — October 13, 2016 — RSP Permian, Inc. (“RSP” or the “Company”) (NYSE: RSPP) today announced it has entered into definitive agreements to acquire Silver Hill Energy Partners, LLC (“SHEP I”) and Silver Hill E&P II, LLC (“SHEP II,” and together with SHEP I, “Silver Hill”) for $1.25 billion of cash and 31.0 million shares of RSP common stock (“RSP Shares”) in aggregate, implying a total purchase price of approximately $2.4 billion (based on the 20-day volume weighted average price of RSP Shares as of October 12, 2016).

Silver Hill is comprised of two privately held entities controlled by affiliates of Kayne Anderson Capital Advisors, LP (“Kayne Anderson”) and Ridgemont Equity Partners (“Ridgemont”) that collectively own ~68,000 gross / ~41,000 net acres in northeast Loving and northwest Winkler Counties, Texas with ~15 MBoe/d of current net production from 58 producing wells (49 horizontals) and ~3,200 gross / ~1,950 net total undeveloped locations.

While both transactions will have an effective date of November 1, 2016, the two transactions will close separately. SHEP I is expected to close in the fourth quarter of 2016, with Silver Hill receiving approximately $604 million of cash and 15.0 million RSP Shares. SHEP II is expected to close in the first quarter of 2017, with Silver Hill receiving approximately $646 million of cash and 16.0 million RSP Shares. Both transactions are subject to certain closing conditions, customary purchase price adjustments, and regulatory and third party approvals.

Upon closing of SHEP II, Kayne Anderson, Ridgemont and other Silver Hill shareholders are expected to collectively own approximately 20% of RSP’s outstanding shares pro forma for the issuance to Silver Hill and the concurrent equity offering that will fund a portion of the consideration for the acquisition. In addition, RSP expects to add Kyle D. Miller, CEO of Silver Hill, to RSP’s Board of Directors upon closing SHEP II.

RSP has provided an operational update including (i) 3Q 2016 production, (ii) an increase to 2016 guidance and (iii) preliminary 2017 operating plans and outlook.

Transaction Highlights

•	Unparalleled opportunity to unite two premier, growth-focused companies in the Permian Basin with complementary asset bases

•	Combination is accretive to RSP on a cash flow, production and net asset value basis

•	The acquisition creates substantial scale with combined current production of approximately 50 MBoe/d, over 100,000 net surface acres, over 500,000 net effective horizontal acres and over 3,600 net drilling locations with substantial additional upside from tighter spacing assumptions

•	Unique acquisition of a highly contiguous acreage position in the core of the Delaware Basin that has approximately 68,000 gross / 41,000 net surface acres located in Loving and Winkler counties

•	Acreage located in the thickest, deepest part of the Delaware Basin, which is significantly over-pressured

•	Blocked up acreage configuration conducive for longer laterals and efficient development

•	Located in an oil-weighted area of the Delaware Basin

•	~250,000 net effective horizontal acres across 7 horizontal pay zones

•	Significant operational control with over 80% of acreage operated

•	Average working interest in operated properties of approximately 83%

•	One operated rig holds acreage position

•	Offset operators include EOG, Anadarko, Shell, Matador and Devon

•	Meaningful and growing production base with current net production of approximately 15.0 MBoe/d (69% oil, 86% liquids) and two operated horizontal rigs currently drilling on acreage position

•	Deep inventory of attractive horizontal drilling locations across multiple horizontal stacked pay zones, including the Wolfcamp B, upper and lower Wolfcamp A, 3rd Bone Spring, 2nd Bone Spring, Avalon, and Brushy Canyon

•	EURs of ~1.0 MMBoe common across acreage position based on management’s estimates

•	~3,200 gross / ~1,950 net locations with average lateral length of approximately 6,300’

•	Acreage trades on-going for longer lateral development

•	Ability to leverage RSP’s efficient, low-cost operating capabilities and technical knowledge of multi-zone, horizontal development and apply to early and evolving drilling and completion techniques in the Delaware Basin

Steve Gray, CEO of RSP, stated, “We are extremely pleased to announce a strategic combination with Silver Hill. This transaction creates a compelling growth platform with the highest quality assets in the core of both the Midland and Delaware Basins that each exhibit strong returns and have substantial combined upside. The Silver Hill team has done an incredible job of demonstrating the vast potential of the asset base with strong results across multiple horizontal zones.” Mr. Gray continued, “We have been patient in our M&A efforts to ensure that we pursue accretive opportunities for our shareholders that enhance our already deep inventory of high-return horizontal locations. We believe the assets of Silver Hill are located in the best part of the Delaware Basin and will be a perfect complement to our existing asset base. The returns on Silver Hill’s horizontal wells compare favorably with our Midland Basin assets and generally rank in the top quartile of our drilling inventory. We also appreciate the confidence the owners of Silver Hill have in the RSP team, taking a significant portion of their consideration in RSP stock. We look forward to our new relationship with Kayne Anderson, Ridgemont and the other Silver Hill owners.”

Kyle D. Miller, CEO of Silver Hill, stated, “Silver Hill has assembled one of the largest and most attractive privately-owned acreage positions in the core of the Delaware Basin. This transaction provides our owners with near-term liquidity and continued upside exposure to these premier assets through our significant equity ownership in RSP. We have long-standing relationships with the RSP management team and recognize the significant value they have created for investors through their technical leadership, efficient operations and adherence to a focused strategy. We believe RSP is the perfect fit for Silver Hill given their excellent track record, their superior assets in the Midland Basin and their experienced management team.”

Transaction Financing

The Company intends to finance the cash portions of the SHEP I and SHEP II transactions through potential capital market transactions, which may include equity or debt offerings prior to the closing of each transaction. The Company anticipates that the financing transactions will be leverage neutral or result in lower leverage metrics on a forward-looking and pro forma basis.

3rd Quarter 2016 Production Update

RSP’s average daily production rate for the third quarter of 2016 was 29,761 Boe/d (approximately 73% oil), a 24% increase over our average daily production rate for the third quarter of 2015 and a 13% sequential quarterly growth rate over our average daily production rate for the second quarter of 2016. Average realized prices (excluding hedges) during Q3 2016 were $42.60 per barrel of oil, $2.27 per Mcf of natural gas and $10.82 per barrel of natural gas liquids.

Increased 2016 Guidance

RSP is increasing its annual 2016 production guidance as a result of continued strong well performance from our existing asset base and as a result of the anticipated closing during the fourth quarter of the SHEP I transaction, which is estimated to be closed on or about November 28, 2016. Due to the short time period we expect to own the SHEP I assets during 2016, the acquired production does not meaningfully impact our increased guidance range. Our current net daily production rate is approximately 35.0 MBoe/d and we estimate that our net daily production will average between 28.5 - 29.5 MBoe/d for the full year 2016, or ~5% above the midpoint of our previous guidance range and 14% above the midpoint of our original 2016 guidance range.

	Previous	Updated
	2016 Guidance	2016 Guidance
Completions
Operated Gross Horizontal Completions	52 - 56	54 - 58
Operated Gross Vertical Completions	5	6
Production
Average Daily Production (Boe/d)	26,500 - 28,500	28,500 - 29,500
% Oil	75% - 76%	73% - 75%
% Natural Gas	10% - 11%	10% - 11%
% NGLs	13% - 14%	14% - 15%
Development Capital Expenditures ($ in MM)
Drilling and Completion (D&C)	$270 - $290	$280 - $290
Infrastructure, Capitalized Workovers & Other	$15 - $25	$15 - $25

Total Development Capital Expenditures	$285 - $315	$295 - $315
% Non-Operated	10% - 15%	10% - 15%
Income Statement ($/Boe)
Lease operating expenses (including workovers)	$5.00 - $6.00	$5.00 - $6.00
Gathering and transportation	$0.45 - $0.50	$0.45 - $0.50
Exploration expenses	$0.10 - $0.15	$0.10 - $0.15
General and administrative - cash component	$2.00 - $2.25	$2.00 - $2.25
General and administrative - recurring stock comp	$1.25 - $1.50	$1.25 - $1.50
Depreciation, depletion, and amortization ($/Boe)	$19.00 - $21.00	$19.00 - $21.00
Production and ad valorem taxes (% of oil and gas revenues)	6.0% - 7.0%	6.0% - 7.0%

2017 Preliminary Outlook

The Company anticipates that the SHEP II transaction will close on or about March 1, 2017, following a shareholder vote to approve the issuance of RSP Shares to fund the transaction.

RSP anticipates adding a fourth operated horizontal rig on our Midland Basin properties and a third operated horizontal rig on the newly-acquired Delaware Basin properties during the second quarter of 2017. In addition, the Company expects to add a fourth operated horizontal rig on the Delaware Basin properties during the fourth quarter of 2017 for a total of eight operated horizontal rigs by the end of 2017 with four operated horizontal rigs running in each area. Our preliminary 2017 drilling and completion budget is expected to be within a range of $520 - $560 million and a total capital expenditure budget, including infrastructure and workovers, is expected to be $570 - $630 million. We estimate our net daily production in 2017 to average in the range of 52.0 - 56.0 MBoe/d (72%-74% oil), or approximately 86% above our revised 2016 mid-point guidance.

Hedging Update

Crude Oil Hedges
(Bbl, $/Bbl)	Q4 2016	Q1 2017	Q2 2017	Q3 2017	Q4 2017
Three-Way Collars(1)	120,000	675,000
Ceiling	$74.41	$54.25
Floor	$55.00	$45.00
Short Put	$45.00	$35.00
Costless Collars(1)		450,000	1,137,500	1,150,000	1,150,000
Ceiling		$59.75	$60.05	$60.05	$60.05
Floor		$45.00	$45.00	$45.00	$45.00
Deferred Premium Puts(1)	1,125,000		910,000	920,000	920,000
Floor	$45.00		$48.50	$48.50	$48.50
Deferred Premium(2)	($2.74)		($4.00)	($4.00)	($4.00)
Deferred Premium Put Spreads(1)		675,000
Floor		$45.00
Short Put		$35.00
Deferred Premium(2)		($2.32)
Total Hedge Volumes	1,245,000	1,800,000	2,047,500	2,070,000	2,070,000
Weighted Average Floor(3)	$43.49	$44.13	$44.78	$44.78	$44.78

(1)	The crude oil derivative contracts are settled based on the arithmetic average of the closing settlement price for the front month contract NYMEX price of West Texas Intermediate Light Sweet Crude.
(2)	The deferred premium is not paid until expiration date, aligning cash inflows and outflows with the settlement of the derivative contract.
(3)	Weighted average floor assumes the long put in three way collars and put spreads and reflects the impact of premiums paid.

Natural Gas Hedges
(MMBtu, $/MMBtu)	Q1 2017	Q2 2017	Q3 2017	Q4 2017
Costless Collars(1)	900,000	910,000	920,000	920,000
Ceiling	$3.64	$3.64	$3.64	$3.64
Floor	$3.00	$3.00	$3.00	$3.00

(1)	The natural gas derivative contracts are settled based on the last trading day’s closing price for the front month contract relevant to each period.

Advisors

RBC Capital Markets acted as lead M&A advisor to RSP and provided fairness opinions to RSP’s Board of Directors on the SHEP I and SHEP II transactions and Barclays Capital Inc. acted as a co-M&A advisor on the transactions. Vinson & Elkins L.L.P. served as legal counsel to RSP. Jefferies LLC acted as financial advisor to Silver Hill and Thompson & Knight LLP and DLA Piper LLP served as legal counsel.

Conference Call

RSP will host a conference call for investors on October 14, 2016 at 9:00 am Central time to discuss these strategic transactions. Hosting the call will be Steve Gray, Chief Executive Officer, Zane Arrott, Chief Operating Officer and Scott McNeill, Chief Financial Officer.

The call may be accessed live over the telephone by dialing (877) 705-6003, or for international callers, (201) 493-6725. A replay will be available shortly after the call and can be accessed by dialing (844) 512-2921, or for international callers (412) 317-6671. The passcode for the replay is 13647806. The replay will be available until October 28, 2016. A simultaneous webcast of the call and slides summarizing the transaction may be accessed at www.rsppermian.com

About RSP Permian, Inc.

RSP is an independent oil and natural gas company focused on the acquisition, exploration, development and production of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin of West Texas. The vast majority of RSP’s acreage is located on large, contiguous acreage blocks in the core of the Midland Basin, a sub-basin of the Permian Basin, primarily in the adjacent counties of Midland, Martin, Andrews, Glasscock, Ector and Dawson. The Company’s common stock is traded on the NYSE under the ticker symbol “RSPP.”

Important Information for Investors and Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to the SHEP transactions.

In connection with the SHEP transactions, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement. The Company also plans to file other relevant documents with the SEC regarding the proposed transactions. Any definitive proxy statement for the Company (if and when available) will be mailed to the Company’s stockholders.

INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT(S) AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE SHEP TRANSACTION.

Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents containing important information about the Company, once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s internet website at http://www.rsppermian.com or by contacting the Company’s Investor Relations Department by email at IR@rspermian.com or by phone at 214-252-2790.

The Company and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the SHEP transactions. Information about the directors and executive officers of the Company is set forth in the Company’s proxy statement for its 2016 annual meeting of stockholders, which was filed with the SEC on April 29, 2016. This document can be obtained free of charge from the sources indicated above.

Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when such materials become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of this document from the Company using the sources indicated above.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that management anticipates.

The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from the Company’s historical experience and present expectations or projections. Furthermore, we may not be able to close the SHEP transactions in a timely manner or at all, the ultimate funding sources for the SHEP transactions may differ from our current expectations, we may not be able to recognize the expected benefits from the SHEP transactions (including our expectations for production growth) and our capital program may exceed budgeted amounts. Information concerning these risks and other factors can be found in RSP’s filings with the SEC, including its Annual Report on Form 10-K and any subsequent Quarterly Report on Form 10-Q, which can be obtained free of charge on the SEC’s web site located at http://www.sec.gov.

Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Investor Contact:

Alyssa Stephens

Director, Investor Relations

214-252-2700

Investor Relations:

IR@rsppermian.com

214-252-2790

Source: RSP Permian, Inc.